Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made as of November 12, 1998, by and among Capital Trust, a California business trust (the "Company"), Captrust Limited Partnership, a Maryland limited partnership (the "Limited Partnership"), and Capital Trust, Inc., a Maryland corporation (the "New Company").



                              PRELIMINARY STATEMENT

         The Board of Trustees of the Company has determined that it is advisable and in the best interest of the Company to reorganize from a business trust organized under the laws of the State of California into a corporation incorporated under the laws of the State of Maryland. In connection with the foregoing reorganization, the Company has formed the Limited Partnership and the New Company as direct or indirect wholly-owned subsidiaries of the Company. The parties hereto desire to effect the Mergers (as hereinafter defined) upon the terms and subject to the conditions set forth herein.

         Accordingly, in consideration of these premises, the covenants and agreements made herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto adopt the plan of merger encompassed by this Agreement and agree as follows:


                                    ARTICLE I
                      THE MERGERS; CLOSING; EFFECTIVE TIME

         1.1. THE LIMITED PARTNERSHIP MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.4), the Company shall be merged with and into the Limited Partnership and the separate existence of the Company shall thereupon cease (the "Limited Partnership Merger"). The Limited Partnership shall be the surviving entity in the Limited Partnership Merger (sometimes hereinafter referred to as the "Surviving Limited Partnership"), shall continue to be governed by the laws of the State of Maryland and the separate existence of the Limited Partnership with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Limited Partnership Merger.

         The Limited Partnership Merger shall have the effects specified in the Maryland Revised Uniform Limited Partnership Act (the "MRULPA").

          1.2. THE COMPANY MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.4 hereof), the Surviving Limited





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Partnership  shall be  merged  with and into the New  Company  and the  separate existence of the Surviving Limited Partnership shall thereupon cease (the "Company Merger" and, together with the Limited Partnership Merger, the "Mergers"). The New Company shall be the surviving entity in the Company Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Maryland and the separate existence of the New Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Mergers.

         The Company Merger shall have the effects specified in the Maryland General Corporation Law (the "MGCL").

         The parties intend that the Mergers qualify as a  reorganization  under
Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

         1.3. CLOSING. The closing of the Mergers (the "Closing") shall take place (i) at the offices of the New Company, 605 Third Avenue, 26th Floor, New York, New York 10016 at 10:00 a.m. local time on the first business day on which the last to be fulfilled or waived of the conditions set forth in Section 5.1 hereof shall be fulfilled or (ii) at such other place and time and/or on such other date as the Company, the Limited Partnership and the New Company may agree.

          1.4. EFFECTIVE TIME. Following the fulfillment or waiver of the conditions set forth in Section 5.1 hereof, and provided that this Agreement has not been terminated or abandoned pursuant to Article VII hereof, the Company and the Limited Partnership will, at such time as they deem advisable, cause Articles of Merger (the "Partnership Articles of Merger") to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") as provided in Section 10-208(d) of the MRULPA. Following the fulfillment or waiver of the conditions set forth in Section 5.1 hereof, provided that this Agreement shall not have been terminated or abandoned pursuant to Article VI hereof, the Surviving Limited Partnership and the New Company will, at such time as they deem advisable, cause Articles of Merger (the "Company Articles of Merger") to be filed with the SDAT as provided in Section 3-107 of the MGCL. The Mergers shall become effective upon the acceptance for record of the Partnership Articles of Merger and the Company Articles of Merger by the SDAT (the "Effective Time"). The parties hereto intend the Mergers to become effective simultaneously.


                                   ARTICLE II
                CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP
                  OF THE SURVIVING LIMITED PARTNERSHIP AND THE
                 CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

          2.1.  SURVIVING  LIMITED  PARTNERSHIP.   The  certificate  of  limited
partnership and agreement of limited partnership of the Limited Partnership in effect at the Effective Time


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shall be the  certificate  of  limited  partnership  and  agreement  of  limited partnership of the Surviving Limited Partnership, until duly amended in accordance with the terms thereof and the MRULPA.

         2.2. SURVIVING CORPORATION. The charter of the New Company, as in effect at the Effective Time, shall be amended by the Articles of Amendment and Restatement in the form attached hereto as Exhibit A, the Articles Supplementary with respect to New Class A Preferred Stock (as defined below), in the form attached hereto as Exhibit B, and the Articles Supplementary with respect to Class B 9.5% Cumulative Convertible Non-Voting Preferred Stock, par value $.01 per share, of New Company, in the form attached hereto as Exhibit C (collectively, the "Articles"), and the Articles shall be the charter of the Surviving Corporation, until duly amended in accordance with the MGCL. The Bylaws of the New Company, as in effect at the Effective Time, shall be amended and restated in full, as set forth in the amended and restated Bylaws of the New Company attached hereto as Exhibit D (the "Amended and Restated Bylaws"), and said Amended and Restated Bylaws, as so amended and restated, shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with the MGCL.


                                   ARTICLE III
                      DIRECTORS AND EXECUTIVE OFFICERS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS
                          OF THE SURVIVING CORPORATION


         3.1. DIRECTORS AND OFFICERS. At or before the Effective Time, the following persons shall be elected or appointed as the executive officers and directors of the Surviving Corporation and such officers and directors shall thereafter serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the charter of the Surviving Corporation:



Name                                       Office
----                                       ------

Samuel Zell                                Chairman of the Board and Director
Jeffrey A. Altman                          Director
Martin L. Edelman                          Director
Gary R. Garrabrant                         Director
Thomas E. Dobrowski                        Director
Steven Roth                                Director
Craig M. Hatkoff                           Vice Chairman and Director
John R. Klopp                              Vice Chairman, Chief Executive
                                           Officer and Director
Stephen D. Plavin                          Chief Operating Officer
Sheli Z. Rosenberg                         Director
Lynne B. Sagalyn                           Director


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


Name                                       Office
----                                       ------

Donald J. Meyer                            Managing Director and Chief
                                           Investment Officer
Edward L. Shugrue III                      Managing Director, Chief
                                           Financial Officer and Assistant
                                           Secretary


         3.2. COMMITTEES OF THE BOARD OF DIRECTORS. At or before the Effective Time, the board of directors of the Surviving Corporation shall create and constitute committees with the same names, memberships and functions and powers delegated to them as the committees of the Board of Trustees of the Company in existence at the Effective time as set forth in the minutes of the Board of Trustees of the Company. Each member of such committee shall thereafter serve until his successor shall have been duly appointed in accordance with the Bylaws of the Surviving Corporation.



                                   ARTICLE IV
                              EFFECT OF THE MERGER
                        ON SHARES OF BENEFICIAL INTEREST;
                            EXCHANGE OF CERTIFICATES

         4.1. EFFECT ON STOCK. At the Effective Time, by virtue of the Mergers and without any action on the part of the holders thereof:

         (a) Each class A common share of beneficial interest, $1.00 par value, in the Company (the "Class A Common Shares"), issued and outstanding immediately prior to the Effective Time shall be converted into, and shall become, one validly issued, fully paid and nonassessable share of class A common stock, par value $.01 per share, of the New Company ("New Class A Common Stock"). At the Effective Time, all Class A Common Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist.

         (b) Each class A 9.5% cumulative convertible share of beneficial interest, $1.00 par value, in the Company (the "Class A Preferred Shares"), issued and outstanding immediately prior to the Effective Time shall be converted into, and shall become, one share of class A 9.5% cumulative convertible preferred stock, par value $.01 per share, of the New Company (the "New Class A Preferred Stock"). At the Effective Time, all Class A Preferred Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist.

         (c) Each Class A Common Share and Class A Preferred Share issued and held in the Company's treasury at the Effective Time shall, by virtue of the Mergers and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.


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


         (d) At the Effective Time, each partnership interest in the Limited Partnership existing immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the Limited Partnership or the holder of such interests, be canceled and retired without payment of any consideration therefor.

          (e) At the Effective Time, each share of common stock, par value $.01 per share, of the New Company, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the New Company or the holder thereof, be canceled and retired without payment of any consideration therefor, and such shares shall have the status of unauthorized and unissued shares of New Class A Common Stock.

         4.2. STOCK CERTIFICATES. From and after the Effective Time, (i) each certificate which immediately prior to the Effective Time represented Class A Common Shares (each, a "Common Certificate") shall be deemed for all purposes to represent ownership of an equal number of, shares of New Class A Common Stock, and (ii) each certificate which immediately prior to the Effective Time represented Class A Preferred Shares (each a "Preferred Certificate," and together with the Common Certificate, the "Certificates") shall be deemed for all purposes to represent ownership of an equal number of, shares of New Class A Preferred Stock. The registered owner on the books and records of the Company or its transfer agent of any Certificate shall, until such Certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting or other rights with respect to and to receive any dividends and other distributions upon the shares of New Class A Common Stock or the New Class A Preferred Stock, as the case may be, represented by any such outstanding Certificate as provided above. Nothing contained herein shall be deemed to require the holder of any Class A Common Shares or Class A Preferred Shares, as the case may be, to surrender any Certificate(s) representing such shares in exchange for a certificate or certificates representing shares of New Class A Common Stock or the New Class A Preferred Stock.

          4.3. OPTIONS. Each unit providing the right to acquire or an option to purchase or otherwise acquire Class A Common Shares granted under the Company's 1997 Long-Term Incentive Share Plan and 1997 Non-Employee Trustee Share Plan (collectively, the "Plans"), which is outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the holder of such option or unit, be converted into and become a unit providing the right to acquire or an option to purchase or otherwise acquire the same number of shares of New Class A Common Stock, upon the same terms and subject to the same conditions as set forth in the Plans as in effect at the Effective Time. The same number of shares of New Class A Common Stock shall be reserved for purposes of the outstanding options as is equal to the number of Class A Common Shares so reserved as of the Effective Time. As of the Effective Time, the Surviving Corporation assumes the Plans and all obligations of the Company under the Plans, including the outstanding units or options or portions thereof granted pursuant to the Plans.



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

                                    ARTICLE V
                                   CONDITIONS

         5.1. CONDITION TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the Company, the Limited Partnership and the New Company to consummate the Mergers are subject to the fulfillment of each of the following conditions:

         (a) The registration statement on Form S-4 to be filed by the New Company, which will include the proxy statement of the Company soliciting proxies to approve the Mergers, shall have been declared effective in accordance with the Securities Act of 1933, as amended, by the Securities and Exchange Commission and no stop order shall have been issued or threatened.

         (b) This Agreement shall have been duly approved by (i) the requisite vote of holders of the Class A Common Shares and Class A Preferred Shares, in accordance with applicable law and the amended and restated declaration of trust and by-laws of the Company, (ii) the New Company as the general partner of the Limited Partnership, and (iii) the Company, as the sole shareholder of the New Company.

         (c) The shares of New Class A Common Stock to be issued in the Mergers and the shares of New Class A Common Stock underlying the New Class A Preferred Stock to be issued in the Mergers shall have been listed on the New York Stock Exchange, subject to official notice of issuance.

         (d) No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or either of the Mergers shall have been entered by any court or administrative body and shall remain in full force and effect.

         (e) The obligations to consummate the Mergers contemplated hereby shall not have been terminated pursuant to Article VI hereof.

         (f) All consents and approvals, if any, necessary for the transactions contemplated hereby shall have been obtained and be in full force and effect.


                                   ARTICLE VI
                                   TERMINATION

         6.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the approval by holders of the Class A Common Shares and the Class A Preferred Shares, by the


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



mutual consent of the Board of the Trustees of the Company and the general partner of the Limited Partnership and the Board of Directors of the New Company.

         6.2. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Mergers pursuant to this Article VI, no party hereto (or any of its directors, trustees or officers) shall have any liability or further obligation to any other party to this Agreement.


                                   ARTICLE VII
                            MISCELLANEOUS AND GENERAL


         7.1. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. From and after the Effective Time, the Surviving Corporation will indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former trustee or officer of the Company or the Limited Partnership or its general partner or (ii) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent required or permitted by Maryland law.

         7.2. MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the MRULPA and the MGCL, at any time prior to the Effective Time, the parties hereto may amend or modify this Agreement by written agreement, executed and delivered by duly authorized officers of the respective parties; provided, however, that after the Mergers have been approved by the Company's shareholders, no amendment or modification may change the amount or form of the consideration to be received by such shareholders in the Mergers.

         7.3. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the relevant Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         7.4. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

         7.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the States of California and Maryland in the case of the Limited Partnership Merger, and in accordance with the laws of the State of Maryland in the case of the Company Merger.



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


         7.6. NO THIRD PARTY BENEFICIARIES. Except as provided in Section 7.1, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee or any other person or entity.

         7.7. HEADINGS. The Article, Section and Paragraph headings herein are for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

         7.8. SERVICE OF PROCESS.

         (a) The New Company may be served with process in the State of Maryland in any proceeding for the enforcement of any obligation of the Company or the Limited Partnership, as well as for enforcement of any obligations of the New Company arising from the Mergers. The resident agent in the State of Maryland is Ballard Spahr Andrews & Ingersoll LLP, 300 Lombard Street, Baltimore, Maryland 21202, Attn: James J. Hanks, Jr.




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

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                      CAPITAL TRUST, INC.


                                      By:/s/ John R. Klopp
                                         ------------------------
                                         Name:   John R. Klopp
                                         Title:  President

                                      CAPTRUST LIMITED PARTNERSHIP

                                      By:  CAPITAL TRUST, INC.,
                                           its general partner

                                           By:/s/ John R. Klopp
                                              -----------------------
                                              Name:  John R. Klopp
                                              Title: President


                                      CAPITAL TRUST

                                       By:/s/ Edward L. Shugrue III
                                          --------------------------------
                                          Name:   Edward L. Shugrue III
                                          Title:  Managing Director and
                                                  Chief Financial Officer





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